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                                                                   EXHIBIT 10.34

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
                     ---------------------------------------

     This Amendment No. 1 to Employment Agreement (the "Amendment"), dated as of February 1, 2002, by and between Petro Stopping Centers, L.P., a Delaware limited partnership (the "Company") and James A. Cardwell, Jr. ("Executive").

                              W I T N E S S E T H :

     WHEREAS, the Company and the Executive executed that certain Employment Agreement dated as of February 10, 1999 (the "Agreement"); and

     WHEREAS, the term of the Agreement is to expire on February 9, 2002 and the Company and Executive desire to modify and extend the terms of the Agreement.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants set forth below, the parties hereby agree as follows:

     1.   Section 1. Employment. Section 1 is hereby amended to read as follows:
          ---------------------

     The Company hereby agrees to employ Executive as Chief Operating Officer of the Company, and Executive hereby accepts such employment, on the terms and conditions set forth herein and in the Original Agreement.

     2.   Section 2. Term. Section 2 is hereby amended to read as follows:
          ---------------

     The period of employment of Executive by the Company hereunder (the "Employment Period") shall commence on February 1, 2002 (the "Commencement Date") and shall end on the third anniversary thereof, provided, that,
                                                            --------  ----
     commencing on the third anniversary hereof, and on each anniversary thereafter, the Employment Period shall automatically be extended for one
     (1) additional year unless either party gives written notice not to extend this Agreement not more that three (3) months before such extension would be effectuated. The Employment Period may be sooner terminated by either party in accordance with Section 6 of the Original Agreement.

     3.   Section 3. Position and Duties. Section 3 is hereby amended to read as
          ------------------------------
follows:

     During the Employment Period, Executive shall serve as an executive of the Company, and shall report directly to the Chief Executive Officer of the Company. Executive shall devote substantially all of his working time, attention and energies during normal business hours (other than absences due to illness or vacation) to the performance of his duties for the Company. Notwithstanding the above, Executive shall be permitted, to the extent such activities do not substantially interfere with the performance by Executive of his duties and responsibilities hereunder or violate
     Section 10 of this Agreement, to (i) manage Executive's personal, financial and legal affairs, and (ii) to



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     serve on civic or charitable boards or committees, it being expressly understood and agreed that Executive's continuing to serve on any such board and/or committees on which Executive is serving, or with which Executive is otherwise associated, as of the Commencement Date (each of which has been disclosed to the Company prior to the execution of this Agreement or will be disclosed promptly thereafter), shall be deemed not to interfere with the performance by Executive of his duties and responsibilities under this Agreement.

     4.   Section 5. Compensation and Related Matters. Item (a) under Section 5
          -------------------------------------------
is hereby amended to read as follows:

          (a) Base Salary. During the Employment Period, the Company shall pay
              -----------
     Executive a base salary at the rate of not less than $189,900 per year ("Base Salary"). Executive's Base Salary shall be paid in approximately equal installments in accordance with the Company's customary payroll practices. Executive's Base Salary shall be subject to annual review by the compensation committee of the Board for possible increase. If Executive's Base Salary is increased by the Company, such increased Base Salary shall then constitute the Base Salary for all purposes of this Agreement. Executive's Base Salary shall not be decreased at any time during the Employment Period without his direct written consent.

     5.   Section 14. Notice. Section 14 is hereby amended to read as follows:
          ------------------

     For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

     If to Executive:

     James A. Cardwell, Jr.
     6080 Surety Drive
     El Paso, Texas 79905

     If to the Company:

     Petro Stopping Centers, L.P.
     Attn:  General Counsel
     6080 Surety Drive
     El Paso, Texas  79905

     or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

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     6. In all other respects, the terms of the Agreement are hereby ratified and confirmed as therein written. All terms not otherwise defined herein, shall have the meaning subscribed thereto in the Agreement.

     EXECUTED as of the Effective Date.

EXECUTIVE:                                      COMPANY:

                                          PETRO STOPPING CENTERS, L.P.


James A. Cardwell, Jr.                    By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


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